UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                                FORM 8-K

                             CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                 __________December 5, 1997__________
            Date of Report (Date of earliest event reported)


                ____Golden Triangle Industries, Inc.____
         (Exact name of registrant as specified in its charter)

______Colorado_____________   _______0-8301________     ____25-302097____
State or other jurisdiction   (Commission File No.)       (IRS Employer
   of incorporation)                                         Id. No.)


8504 Sonoma Valley Dr. NE, Albuquerque, New Mexico            87122
(Address of principal executive offices)                   (Zip code)



Registrant's telephone number, including area code (505) 856-5075; fax
857-9993

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Registrant has engaged BDO Seidman, LLP to be its Certifying Accountant effective December 2, 1997 to audit its books for the year ended December 31, 1997.

Due to the engagment of BDO Seidman, LLP to be its new Certifying Accountant, the Registrant has terminated its client-auditor relationship with Robert Early & Comapny, P.C., its previous Certifying Accountant. In their report dated March 16, 1997, Robert Early Company, P.C. issued an unqualified opinion on the Registrant's consolidated financial statements as of and for the years ended December 31, 1996 and 1995.

The decision to change accountants was approved by the board of directors of the Registrant based on a recommendation by the audit committee.

This change in accountants is not due to any disagreements over accounting matters or any other limitations in the scope of procedure of the auditor in the course of performing professional services. To the Regsitrant's knowledge, there were no matters which, if not resolved, would have caused Robert Early & Company, P.C. to make reference of it in their report. The Registrant has authorized Robert Early & Company, P.C. to respond fully to any inquiries of BDO Seidman, LLP concerning the work done and conclusions drawn in performing previous audits of the Registrant and concerning the reasons for termination of the services of Robert Early & Company, P.C.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit A.    Letter from Robert Early & Company, P.C.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GOLDEN TRIANGLE INDUSTRIES, INC.


_December 5, 1997__                     __/s/ Shawna Owens_____________
    Date                                Shawna Owens, Treasurer

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                                EXHIBIT A




December 5, 1997

Shawna Owens, Treasurer
Golden Triangle Industries, Inc.
PO Box 22010
Albuquerque, NM 87154

This letter is to confirm that the client-auditor relationship between Golden Triangle Industries, Inc. (Commission File No. 0-8301) and Robert Early & Company, P.C. has ceased.

We have read the disclosure of this fact as presented in your proposed Form 8-K filing and have no disagreement with the presentation therein.

Very truly yours,


  /s/ ROBERT EARLY & COMPANY, P.C.
Robert Early & Company, P.C.


cc:  Office of the Chief Accountant-SECPS letter file
     Mail Stop 9-5
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C.  20549